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                                                EX. 23.1

                CONSENT OF MCDONALD & COMPANY SECURITIES, INC.

        We consent to the inclusion in this Registration Statement on Form S-4 of USF&G Corporation of our April 13, 1995 opinion, set forth as Annex II to the proxy Statement/Prospectus, which is part of this Registration Statement, and to the disclosure in the Proxy Statement/Prospectus under the caption "Opinion of Financial Advisor to the Victoria Board."

                                        MCDONALD & COMPANY SECURITIES, INC.
Cleveland, Ohio
April 13, 1995